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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus of this Registration Statement on Form SB-2 of our report dated June 15, 2000, on the financial statements of Pro Elite, Inc. as of February 29, 2000 and for the year then ended. We also consent to the related reference to our Firm under the caption "Experts" in the Prospectus of this Registration Statement.


                                                 /s/ Feinberg & Company

                                                 Feinberg & Company


Fair Lawn, New Jersey
August 31, 2001